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                                                                    EXHIBIT 10.6
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                     PAYMENT AGREEMENT AND GENERAL RELEASE
                     -------------------------------------

     1.  General Release.  I, Joseph D. Gersh ("Employee"), release, dismiss,
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covenant not to sue and forever discharge College Television Network, Inc., a
Delaware corporation ("CTN") and its majority shareholder, U-C Holdings, L.L.C. ("Holdings"), a Delaware limited liability company (collectively, all of the foregoing are referred to as the "Company") and all affiliated corporations, limited liability companies or partnerships and stockholders, members, managers, officers, directors, employees, agents, predecessors, successors, transferees and assigns from any and all actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of whatever nature, known or unknown, including, but not limited to those actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities, resulting or arising out of, directly or indirectly, the employment relationship between Employee and the Company (including, but not limited to, claims for compensation, salary, bonuses, severance pay or other benefits), the termination of the employment relationship, any promises made to or agreements with Employee while he was employed at the Company, Employee's ownership, directly or indirectly, of capital stock in the Company, Employee's ownership or right to receive equity in Holdings, or the failure to offer employment with the Company, including, without limitation, by reason of specification, any claims for breach of contract, failure to hire, wrongful discharge of any kind, and any claims arising under any federal, state, or local laws or ordinances, including, without limitation, by reason of specification, the Federal Securities Act of 1933, as amended, the Federal Securities Exchange Act of 1934, as amended, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Older Workers Benefits Protection Act, and any common law claims now or hereafter recognized. Employee does hereby agree and acknowledge that except for the payments pursuant to Paragraph 3 below, Employee is entitled to no compensation, benefits or other rights or privileges from the Company.

     2.  No Admission.  Employee agrees and acknowledges that neither this
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Agreement nor the Company's offer to enter into this Agreement should be construed as an admission by the Company that it has acted wrongfully toward the Employee or any other employee, and that the Company expressly denies any liability to, or wrongful acts against the Employee on the part of itself, its employees or its agents. Employee acknowledges and agrees that he has no disagreement with the Company in connection with his resignation as an officer and director.

     3.  Consideration.
         -------------

          a. In full consideration and as material inducement for signing this Agreement, CTN will, upon the expiration of the revocation period set forth in Paragraph 5(d) herein, pay or provide to Employee the following: (i) $18,333.33 per month to be paid at the same time as the other employees of CTN commencing as of February 19, 1999 and ending as of April 28, 2001 which payments shall continue even if Employee dies; and (ii) CTN shall permit Employee and his dependents to continue to receive benefits under CTN's health and dental insurance policies to the extent permitted by such policies and applicable law, and provided further, that CTN shall only maintain such insurance coverage until
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the earlier of (y) April 28, 2001 and (z) the date Employee accepts other employment, which insurance shall continue for Employee's dependents after his death, for the time period set forth above, but no later than April 28,
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2001. Employee agrees that at any time Company may, in its sole discretion, prepay the amount owed pursuant to subparagraph 3(a)(i) above and pay the net present value of such amount based upon a 8.5% annual rate of return. Such payments shall be subject to normal withholdings required by law and are subject to Employee's continued compliance with this Agreement.

          b. Further, in accordance with Employee's Employment Agreement dated April 29, 1997 (the "Employment Agreement"), Holding's does hereby repurchase 400 of the Class A Management Units (collectively, the "Units"), as defined in the Second Amended and Restated Limited Liability Company Agreement of Holdings dated as of May 15, 1997, as amended (the "LLC Agreement"), held by Employee and Employee does hereby transfer, assign and sell the Units to Holdings, free and clear of all liens, encumbrances, options or warrants. The consideration paid to Employee hereunder for the Units is $400, and Employee does hereby acknowledge receipt of said $400. The Units shall be placed in the Pool established pursuant to the LLC Agreement and that certain Amended and Restated Equity Allocation Agreement dated November 30, 1997 among Employee, Jason Elkin, John Dobson, the Company and Holdings. Employee shall be entitled to retain 100 Class A Management Units and the 35 Class R Management Units (the "Retained Units"), which Retained Units shall be fully vested and not subject to repurchase or the restrictions set forth in Section 7 of the Employment Agreement. Employee represents and warrants that he does not, directly or indirectly, hold, own or have a beneficial interest in any other equity or securities of the Company, other than the Retained Units, the options referred to in Paragraph 3d. below or common stock of the Company purchased by Employee on the NASDAQ Exchange.

          c. Employee acknowledges that the 333,333 Investor Units, as defined in the LLC Agreement (the "Investor Units"), held by Employee have not been paid for by Employee and Employee owes Holdings $333,333.30, plus interest, pursuant to that certain Promissory Note (the "Note") dated May 12, 1997, and $188,704, plus interest, pursuant to that certain Promissory Note dated October 2, 1998 (the "Second Note"), which Note and Second Note are secured by a pledge of the Investor Units pursuant to that certain Unit Pledge Agreement between Employee and Holdings dated as of May 12, 1997, as amended pursuant to that certain Amended and Restated Unit Pledge Agreement dated October 2, 1998 (the "Pledge Agreement"). Employee, the Company and Holdings agree that Employee shall forfeit the Investor Units, which are hereby transferred to Jason Elkin, free and clear of all liens, claims or encumbrances, the Note, the Second Note and Pledge Agreement shall be cancelled and Employee shall have no further obligations thereunder, shall be released therefrom and Jason Elkin shall assume such obligations. The Note and Second Note shall be returned to Employee marked "Paid."

          d. Contemporaneously herewith Employee shall be granted an option to purchase 100,000 shares of the common stock of the Company with an exercise price of $2.75 per share, which shall be immediately exercisable and shall have a term of five (5) years. The Company agrees to amend its current S-8 Registration Statement to include the option share within 120 days after the date hereof.

     4.  Taxes.  Employee agrees to pay federal, state or local taxes, if any,
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which are required by law to be paid with respect to this settlement.  The
Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against the

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Company for any amounts claimed due on account of this Agreement and Release or pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by the Company by reason of any such claims, including any amounts paid by the Company as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise.

     5.  Compliance with Law.  Employee hereby acknowledges and agrees that this
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Agreement and the termination of his employment or the failure to offer employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Older Workers Benefits Protection Act, and that the release set forth in Paragraph 1 hereof shall be applicable, without limitation, to any claims brought under these Acts. Employee further acknowledges and agrees that:

          a. The release given by the Employee in this Agreement is given solely in exchange for the consideration set forth in Paragraph 3 of this Agreement and such consideration is in addition to anything of value to which the Employee received prior to entering into this Agreement;

          b. Employee has consulted or has had an opportunity to consult an attorney prior to entering into this Agreement;

          c. Employee waives the requirement that he have twenty-one (21) days to consider this Agreement and Release;

          d. For a period of seven (7) days following execution of this Agreement, the Employee may revoke this Agreement and this Agreement shall not become effective or enforceable until such seven (7) day period has expired.

     6.  Confidentiality.
         ---------------

          a. Employee agrees to keep confidential the terms of this Agreement and the transactions or events which led to its execution, and Employee covenants not to disclose this information to any other person, except that Employee may disclose the terms of this Agreement to the Internal Revenue Service, his attorneys, his financial advisors, and his immediate family members, who shall be informed of the confidential nature of the information.
If Employee is compelled to disclose this Agreement pursuant to service of a subpoena on him, Employee shall immediately provide written notice to the Company and shall not make any such disclosure for ten (10) business days in order to give the Company an opportunity to seek an appropriate protective order, unless disclosure is required sooner than ten (10) business days by court order, rule, or regulation, in which case disclosure will not be made by such party before the time required by such court order, rule, or regulation.

          b. Employee agrees that he will not, without the prior written consent of the Company, make or cause to be made any oral or written statements to any person, firm, corporation or governmental or other entity which reflect negatively on the Company or any of its direct and indirect parents, subsidiaries, affiliates, related companies, successors and assigns, or on its and their directors, officers, members, and employees, or which could reasonably be understood to be detrimental to the business interests of the Company or any of its direct and

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indirect parents, subsidiaries, affiliates, related companies, successors and assigns, or to its and their directors, officers, members, and employees.

          c. Employee acknowledges that the receipt of the consideration set forth in Paragraph 3(a) is conditioned on Employee's compliance with this Paragraph 6 and the other terms and provisions of this Agreement.

     7.  No Assignment of Claims and No Claim Filed.  Employee represents and
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warrants that he has not heretofore assigned or transferred to any person not a party to this Agreement any claim being released by this Agreement or any part or portion thereof and that he shall defend, indemnify, and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer. Employee further represents and warrants that neither he nor his attorneys have made any allegations to, or have filed any complaints, charges, or lawsuits with any court or government agency relating to any matters being released by Employee in this Agreement, including matters arising out of Employee's employment with the Company or the termination of such employment, and that neither he nor his attorneys shall file any complaints, charges, or lawsuits, at any time hereafter, arising out of such released claims.

     8.  Return of Property.  Contemporaneously with the delivery of the
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executed Agreement, Employee, his attorneys, their agents, and all persons acting on their behalf, shall deliver to the Company all non-public documents and materials that relate to the Company, if any and all property of the Company in his possession, other than the laptop computer which he currently uses, which he may keep at no cost.

     9.  Choice of Law.  The rights and obligations of the parties hereunder
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shall be construed and enforced in accordance with, and governed by, the laws of the State of Georgia, without regard to principles of conflict of laws.

     10.  Employment Agreement.  The parties hereto do hereby agree that the
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Employment Agreement is terminated, except for the provisions in Sections 9, 10,
11, 12, 13 and 15 through 21 of the Employment Agreement shall remain and continue in full force and effect in accordance with their terms. Employee resigns as an officer and director of the Company effective as of February 19, 1999.

     11.  Future Equity.  Employee hereby waives, cancels and terminates any
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right to receive any additional equity or securities in the Company or related entities, including, but not limited to, the rights (if any) pursuant to that certain Amended and Restated Equity Allocation Agreement dated November 11, 1997 among the Company, Jason Elkin, Joe Gersh and Employee.

     12.  Knowledgeable Decision by Employee.  Employee has read all of the
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terms of this Agreement and has had an opportunity to discuss it with individuals of Employee's own choice who are not associated with the Company. Employee understands the terms of this Agreement and that this Agreement releases forever the Company from any legal action arising from Employee's employment relationship, any promises or agreements with Employee while he was employed at the Company, any rights he has as a shareholder of CTN or equityholder or member of Holdings, the termination of this employment relationship or the failure to offer employment

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with the Company. Employee signs this Agreement of his own free will in exchange for the consideration to be given to Employee, which Employee acknowledges is adequate and satisfactory. Neither the Company nor its agents, representatives or employees have made any representations to Employee concerning the terms or effects of this Agreement, other than those contained in this Agreement.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO OR HAS RETAINED LEGAL COUNSEL. THE PARTIES HERETO ACKNOWLEDGE THAT MORRIS, MANNING & MARTIN, L.L.P. REPRESENTS THE COMPANY IN THIS MATTER AND ALL PARTIES WAIVE ANY CONFLICT OF INTEREST OF MORRIS, MANNING & MARTIN, L.L.P. DUE TO THE FACT THAT MORRIS, MANNING & MARTIN, L.L.P. HAS REPRESENTED EMPLOYEE IN THE PAST.

     IN WITNESS WHEREOF, the undersigned have executed this agreement this 19th day of February, 1999.

                                 EMPLOYEE:



                                 /s/ Joseph D. Gersh
                                 -------------------
                                 JOSEPH D. GERSH

                                 COMPANY:

                                 COLLEGE TELEVISION NETWORK, INC.



                                 By:  /s/ Jason Elkin
                                      ---------------
                                 Its: Chief Executive Officer

                                 U-C HOLDINGS, L.L.C.

                                 By:  Willis Stein & Partners, L.P.
                                 Its: Managing Member

                                    By:  Willis Stein & Partners, L.L.C.
                                    Its: General Partner


                                    By:  /s/ Beth F. Johnston
                                       --------------------
                                             Beth F. Johnston
                                    Its: Manager

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